Exhibit 15.1

January 27, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated May 2, 2024, August 1, 2024, and November 1, 2024 on our reviews of interim financial statements of The Goldman Sachs Group, Inc. and its subsidiaries (the “Company”), which are included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhosueCoopers LLP

PricewaterhouseCoopers LLP